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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exact Sciences Corporation
Madison, Wisconsin

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 21, 2017, relating to the consolidated financial statements and the effectiveness of Exact Sciences Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Milwaukee, Wisconsin
June 6, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM